As filed with the Securities and Exchange Commission on
                                 March 11, 1999

                                                       Registration No. 33-48660

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 3 ON FORM S-3
                    TO FORM S-2 REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         PREMIER NATIONAL BANCORP, INC.
                 (formerly named Hudson Chartered Bancorp, Inc.
                          and Community Bancorp, Inc.)
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           New York                                           14-1668718
-------------------------------                           -------------------
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                             Route 55, P.O. Box 310
                          LaGrangeville, New York 12540
                                 (914) 471-1711
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           T. Jefferson Cunningham III
                              Chairman of the Board
                         Premier National Bancorp, Inc.
                             Route 55, P.O. Box 310
                          LaGrangeville, New York 12540
                                 (914) 471-1711
          -------------------------------------------------------------
                (Name, address, including zip code, and telephone
          number, including area code, of agent for service of process)

                                    Copy to:
                             Steven Kaplan, Esquire
                                 Arnold & Porter
                             555 - 12th Street, N.W.
                             Washington, D.C. 20004
                                 (202) 942-5998

Approximate date of commencement of proposed sale to the public: Inapplicable as the purpose of the amendment is to withdraw shares from registration.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                   WITHDRAWAL OF SECURITIES FROM REGISTRATION

                  By way of Registration Statement No. 33-48660 under the Securities Act of 1933, as amended, Premier National Bancorp, Inc. ("Corporation") registered shares of its common stock, par value $0.80 per share ("Common Stock"), for sale by the Selling Stockholders named therein. The Corporation's obligation to maintain the effectiveness of the Registration Statement has terminated and the Corporation is withdrawing from registration the shares of Common Stock registered for sale by the Selling Stockholders that remain unsold.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of LaGrange, State of New York, on March 11, 1999.

                                          PREMIER NATIONAL BANCORP, INC.



                                          By:   /s/ T. Jefferson Cunningham III
                                                -------------------------------
                                                T. Jefferson Cunningham III
                                                Chairman of the Board


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Jefferson Cunningham III, Paul A. Maisch and Steven Kaplan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all further amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 has been signed by the following persons in the capacities indicated on March 11, 1999.

          Signature                               Title
          ---------                               -----


   /s/ Elizabeth P. Allen                     Director
------------------------------
Elizabeth P. Allen


  /s/ Thomas C. Aposporos                     Director
------------------------------
Thomas C. Aposporos


  /s/ Robert M. Bowman                        Director
------------------------------
Robert M. Bowman


                                              Director
------------------------------
H. Todd Brinckerhoff


  /s/ George M. Coulter                       Director
------------------------------
George M. Coulter


                                              Director
------------------------------
Edward vK. Cunningham, Jr.


/s/ T. Jefferson Cunningham III               Chairman of the Board and Director
------------------------------
T. Jefferson Cunningham III


                                              Director
------------------------------
Tyler Dann


 /s/ Thomas C. DeBenedictus                   Director
------------------------------
Thomas C. DeBenedictus


  /s/ R. Abel Garraghan                       Director
------------------------------
R. Abel Garraghan

  /s/ Richard T. Hazzard                      Director
------------------------------
Richard T. Hazzard


  /s/ Warren R. Marcus                        Director
------------------------------
Warren R. Marcus


  /s/ Richard Novik                           Director
------------------------------
Richard Novik


  /s/ John J. Page                            Director
------------------------------
John J. Page


  /s/ Lewis J. Ruge                           Director
------------------------------
Lewis J. Ruge


  /s/ Archibald A. Smith III                  Director
------------------------------
Archibald A. Smith III


  /s/ Roger W. Smith                          Director
------------------------------
Roger W. Smith


                                              Director
------------------------------
David A. Swinden


  /s/ Peter Van Kleeck                        President, Chief Executive Officer
------------------------------                and Director (Principal Executive
Peter Van Kleeck                              Officer)


  /s/ John C. Van Wormer                      Director
------------------------------
John C. VanWormer


  /s/ Paul A. Maisch                          Chief Financial Officer (Principal
------------------------------                Financial and Accounting Officer)
Paul A. Maisch